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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   FORM 8-KSB
                                 Current Report



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                          Date of Report: May 22, 1998



                          All American Food Group, Inc.
              Exact name of registrant as specified in its charter



         New Jersey                                 22-3259558
State of other jurisdiction of                   I.R.S. Employer
incorporation or organization                         ID No.


              104 New Era Drive, South Plainfield, New Jersey 07080
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (908) 757-3022



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Item 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On May 8, 1998, All American Food Group, Inc. (the "Company") issued 809,286 shares of its common stock upon the conversion of 27,500 shares of its Class E Preferred Stock. The Class E Preferred Stock was convertible into shares of the Company's common stock at a thirty percent (30%) discount to the average closing price of the Company's common stock on the five consecutive trading days preceding the date of conversion. The shares of common stock were issued to "non-U.S. persons" as defined in (and pursuant to) Regulation S. There were no commissions paid or significant expenses incurred in connection with this conversion. The total commissions, expenses and legal fees incurred related to the original offering of the Class E Preferred Stock in January 1998 under Regulation D were $30,000.

                                        ALL AMERICAN FOOD GROUP, INC.

                                        By: /s/ Andrew Thorburn
                                            ------------------------------------
                                            Andrew Thorburn
                                            Chairman and Chief Executive Officer
Dated: May 22, 1998